EXECUTION VERSION

Separation Agreement and General Release
Dated as of March 23, 2020

Louis Weiss
XXXXXXXXXXXXX
XXXXXXXXXXXXX

Dear Lou,

When signed below in the places indicated, the following shall constitute an agreement (the “Agreement”) between you (“you” or “Executive”) and Shutterstock, Inc. (“Shutterstock” or the “Company”). Please initial and date each page of this Agreement where indicated in the footer.

WHEREAS, the Executive is a party to an Amended and Restated Employment Agreement with the Company dated November 5, 2019 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Executive has been employed as the Chief Marketing Officer;

WHEREAS, the Parties wish to document the Executive’s separation from the Company and establish the terms of the Executive’s severance arrangement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows

1.
Your employment will terminate no later than the close of business on June 19, 2020 (the “Separation Date”). You will be paid at your current salary rate of $450,000 per annum and accrued benefits through the close of business on the Separation Date. As of the Separation Date, all salary payments from the Company will cease and any benefits the Executive had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise provided in this Agreement, incorporating by reference as necessary any related agreements (including without limitation the stock option plan, 401K and medical benefits as provided under Company plans). Between the date of this Agreement and the Separation Date, Executive will provide transition services as reasonably requested by his supervisor, and Executive may elect to work remotely unless his supervisor requests, in his reasonable discretion, that Executive work on-site at Shutterstock’s New York City headquarters.

2.
Severance.  Notwithstanding anything to the contrary in the Agreement, and subject to (x) Executive’s timely execution and delivery and non-revocation of this Agreement, (y) Executive’s timely execution and delivery of the Confirmation and Release (“Confirmation”) attached hereto as Exhibit A, as described in Section 3 of this Agreement, and (z) continued compliance with his promises and covenants hereunder, the Company shall provide Executive with the following payments and benefits (collectively, the “Separation Benefits”):

a.
Severance Pay: Commencing on sixtieth day after the Separation Date, the Company shall pay an amount equal to the Executive’s base salary, at the rate of $450,000 per annum, less all required tax withholdings and other applicable deductions, in substantially equal installments for the period between the Separation Date and March 20, 2021, which installments shall be paid in accordance with the Company’s regular

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EXECUTION VERSION

payroll procedures; provided, however, that any such installments otherwise payable during the 60 day period immediately following the Separation Date shall be paid to you in the first payroll cycle after the sixtieth day following the Separation Date.

b.
Pro-Rated Bonus: The Company will pay to the Executive a pro-rated annual bonus for 2020 equal to (x) the annual bonus that Executive would have received based on actual performance for 2020 if Executive had remained in the employ of the Company for the entire fiscal year, if any, multiplied by (y) a fraction, the numerator of which is the number of days Executive was in the employ of the Company during 2020 and the denominator of which is 365, less all applicable taxes and withholdings and other applicable deductions, to be paid at the same time annual bonuses are paid by the Company to other executives of the Company for fiscal year 2020, but in no event later than March 15, 2021.

c.
COBRA: If, after the Separation Date, you elect continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for you and your eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse you for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Employee’s termination or resignation) until the earlier of (A) March 20, 2021, or (B) the date upon which you and your eligible dependents become covered under similar plans. COBRA reimbursements will be made by the Company to you consistent with the Company’s normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Employee or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010.

d.
Equity: Executive shall cease to be a Service Provider for purposes of the applicable Equity Plan and award agreements as of April 3, 2020 and shall not be eligible to receive any further equity or equity-based awards.

e.
Transition Payment: In lieu of the acceleration of vesting of Executive’s April 1, 2021 and April 2, 2021 restricted stock unit awards, Executive will be paid a lump sum cash payment of $140,000 upon the 60th day following the Separation Date.

f.
For the sake of clarity, the Separation Benefits identified in Sections 2.a-e herein shall be due to the Executive pursuant to the terms hereunder upon Executive’s timely execution and delivery and non-revocation of this Agreement, (y) Executive’s timely execution and delivery of the Confirmation, and (z) continued compliance with his promises and covenants hereunder, and shall be provided regardless of the reason for the termination of his employment; provided, however, that Executive shall not be entitled to the Separation Benefits specified in Section 2.e if Executive's employment is terminated with Cause prior to June 19, 2020, as Cause is defined in the Employment Agreement.

3.
As an express condition to the receipt of the Separation Benefits, Executive must execute and deliver to the Company, either on or within twenty-one (21) days following the Separation Date, the Confirmation, and must not revoke the Confirmation within the time period specified therein. Executive expressly acknowledges and agrees that, if Executive fails to so timely execute and deliver the Confirmation, or timely revokes the Confirmation in accordance with its terms,

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EXECUTION VERSION

Executive shall forfeit all rights to the Separation Benefits. The Company agrees promptly to countersign the Confirmation.

4.	OWBPA. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act (the “OWBPA”), 29 U.S.C. sec. 626(f).

a.
You acknowledge and agree that (i) you have read and understand the terms of this Agreement; (ii) you are advised to consult with an attorney before executing this Agreement, and you have been represented by legal counsel in connection with the signing of this Agreement or you have waived your right to such representation; (iii) you understand that the Company hereby gives you a period of at least twenty-one (21) days to review and consider this Agreement before signing it. You further understand that you may use as much of this review and consideration period as you wish prior to signing. The Executive understands that he may revoke this Agreement for a period of seven (7) days after he signs each respective agreement, and that neither agreement shall be effective or enforceable until the expiration of each respective seven (7) day revocation period.  You also agree and acknowledge that the consideration provided to you under this Agreement is in addition to anything of value to which you are already entitled.

b.
You may revoke this Agreement for a period of seven (7) days following the day you sign same (the “Revocation Period”). Any revocation must be submitted, in writing, to Shutterstock, Inc. 350 Fifth Avenue, 21st Floor, New York, New York 10118 Attention: General Counsel, and must state, “I hereby revoke my acceptance of my Separation Agreement and General Release”. This Agreement shall not become effective or enforceable until the expiration of the Revocation Period (the “Effective Date”). If the last day of the Revocation Period is a Saturday, Sunday or such legal holiday, then the Revocation Period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. If you revoke this Agreement, it shall not be effective or enforceable, and you will receive no further benefits under this Agreement.

c.
Preserved Rights of Executive. This Agreement does not waive or release any rights or claims that you may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) that arise after your execution of this Agreement. In addition, this Agreement does not prohibit you from challenging the validity of this Agreement’s waiver and release of claims under the ADEA or the OWBPA or commencing an arbitration to enforce this Agreement, in accordance with Paragraph 15 below.

5.
No Other Compensation. Except as expressly set forth in this Agreement, Executive shall not be entitled to any other compensation or benefits, including but not limited to salary, front pay, back pay, vacation pay, severance, commissions or bonuses from Releasees, as defined below, with respect to your employment with or termination from Shutterstock.

6.	Release.

a.
For and in consideration of the payments and benefits enumerated in Paragraph 2, and for other valuable consideration to be provided to Executive pursuant to this Agreement, the receipt and sufficiency of which you hereby acknowledge, you, for yourself, your heirs, executors, administrators, trustees, legal representatives, successors and assigns (collectively referred to as “Releasors”), hereby forever release and discharge Shutterstock and any of its employees, officers, shareholders, investors, subsidiaries,

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joint ventures, affiliates, divisions, employee benefit and/or pension plans or funds, successors and assigns and any of their past, present or future directors, officers, attorneys, agents, trustees, administrators, employees, or assigns (whether acting as agents or in their individual capacities) (collectively referred to as “Releasees”), from any and all claims, demands, causes of action, contracts, suits, proceedings, debts, damages and liabilities, in law or equity, known or unknown, whether asserted or not, arising out of or relating to your employment by or performance of services for Shutterstock or the termination of such employment or services, including without limitation any claims relating to a wrongful, premature or discriminatory termination of your employment and/or any and all claims under any and all federal, state or local laws including, but not limited to the fair employment practice laws of all jurisdictions, states, municipalities and localities, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000 et seq., the Civil Rights Act of 1991, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1866, 42 U.S.C. §1981, the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993, the Genetic Information Non-Discrimination Act of 2008; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., the New York Executive Law, Article 15, §290 et seq., the New York State Labor Law, the New York City Human Rights law, the New York City Earned Sick Time Act; all as amended; and any claims relating to rights under federal, state or local laws prohibiting discrimination on the basis of race, color, creed, ancestry, national origin, age, sex, or other basis prohibited by law, and any other applicable federal, state or local laws or regulations. You expressly waive any and all entitlement you have now, to any relief, such as back pay (to the exclusion of any references in this Agreement), front pay, reinstatement, compensatory damages, punitive damages, as well as all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise including but not limited to tortious conduct), whether known or unknown, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or hereafter can, shall or may have arising out of your employment or separation from employment with Shutterstock against the Releasees up to and including the date of your execution of this Agreement. Notwithstanding the foregoing, you will not release or discharge the Releasees from any of Shutterstock’s obligations to you under or pursuant to (1) this Agreement (or any benefit plans referenced therein), (2) any tax qualified pension plan of Shutterstock pertaining to vested and accrued benefits, or (3) any obligations of indemnification in your capacity as an employee, officer or director of the Company, whether under insurance policies, contract, Company by-laws or certification of incorporation or under applicable law.

b.
Executive understands and agrees that this is a full and general release covering all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to you which may have arisen, or may arise from any act or omission prior to the date of your execution of this Agreement, including, without limitation, any claim arising out of or related, directly or indirectly, to your employment, compensation or termination of employment, as well as those losses, wrongs, injuries, debts, claims or damages now known or disclosed which may arise as a result of any act or omission as described above.

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EXECUTION VERSION

c.
The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive from any and all claims arising out of acts undertaken by the Executive in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that this release does not include any claims arising out of or related to any fraudulent, criminal, or willful misconduct by the Executive.

[Paragraph 7 intentionally omitted.]

7.	Executive acknowledges that no representations have been made to you by the Company (other than in this Agreement) about the benefits that the Company might or might not offer in the future.

8.	Continuing and Post-Employment Obligations.

a.
Return of Property. Executive agrees that by the termination of employment, or as soon thereafter as possible, you will return to the Company all Releasees’ credit cards, files, memoranda, documents, records and copies of the foregoing, keys, all storage media containing Releasees’ information and any other property of the Releasees in your possession. You represent and warrant that as of the termination of your employment, or as soon thereafter as possible, you will have deleted all files, memoranda, documents and/or records containing Releasees’ information from any computer or storage device which you have utilized which is not located on Company premises. The Company acknowledges and agrees that you may retain any documents in your possession concerning employee benefits and/or compensation and personal contacts.

b.
Non-Disclosure and Non-Competition. You further agree not to disclose, nor use for your benefit or the benefit of any other person or entity, any information received in connection with the Releasees which is confidential or proprietary and (i) which has not been disclosed publicly by the Releasees, (ii) which is otherwise not a matter of public knowledge or (iii) which is a matter of public knowledge but you know or have reason to know that such information became a matter of public knowledge through an unauthorized disclosure. You further understand and acknowledge that you continue to be bound by the Shutterstock, Inc. Employee Non-Disclosure, Non-Compete and Non-Solicitation Agreement executed and acknowledged by you on May 8, 2019 (the “Employee Obligations Agreement”).

c.
Non-Solicitation. In addition to the non-solicitation obligations set forth in Paragraph 10 of the Employee Obligations Agreement, for a period of one (1) year following the Separation Date hereof, you shall not, without the prior written consent of the Company’s Chief Human Resources Officer: (a) directly or indirectly solicit or employ (or encourage any company or business organization in which you are an officer, manager, employee, partner, director, consultant or member, to solicit or employ) or (b) refer to any employee search firms, any person who was employed by the Company on the Separation Date. This Non-Solicitation provision does not, however, restrict any company or business organization in which you are an officer, manager, employee, partner, director, consultant or member from employing or engaging as an independent contractor, any such person whose employment or engagement you have not directly or indirectly solicited or encouraged, including but not limited to general job postings that

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EXECUTION VERSION

are not directed to any person who was employed by the Company on the Separation Date.

d.	Non-Disparagement.

i.
You will not disparage Releasees, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Releasees, except: (a) if testifying truthfully under oath pursuant to any lawful court order or subpoena, (b) otherwise responding to or providing disclosures required by law, or (c) while engaging in the activities referenced in Paragraph 10 of this Agreement. This includes any statement to or response to an inquiry by any member of the press or media, whether written, verbal, electronic, or otherwise. Nothing herein shall prevent you from including your employment with Shutterstock on your resume.

ii.
The Company shall direct its Executive Leadership Team (specifically: Jon Oringer, Stan Pavlovsky, Heidi Garfield and Jarrod Yahes) not to disparage or induce or encourage others to disparage you at any time and that such conduct is prohibited.

iii.
You shall direct any potential employer seeking a reference or employment verification to Shutterstock’s Human Resources Department, in response to which the Company shall state (a) dates of your employment, (b) last position held, and (c) that it is the Company’s policy to only provide these details.

e.	Future Employment. Unless otherwise determined by the Company, you shall not apply for or seek employment with the Company, and you waive and release any right to be considered for such employment.

f.
Cooperation. You agree to cooperate reasonably in any investigation Releasees undertake into matters occurring during your employment with the Company. Additionally, you agree that when requested by Releasees or third parties with Releasees’ consent (“Designated Third Parties”), you will promptly and reasonably respond to all inquiries from Releasees, Designated Third Parties and its/their representatives concerning matters relating to Releasees including but not limited to any claims or lawsuits by or against Releasees or any third parties. Furthermore, you agree to testify in matters related to Releasees when reasonably requested by Releasees or Designated Third Parties and, for all matters which are not adverse to you, the Company shall reimburse your reasonable preapproved out-of-pocket expenses incident to such cooperation and provide counsel at the Company’s sole expense on your behalf. In the event that you would prefer to have your own counsel, you may do so at your own cost and expense.

9.
Nothing in this Agreement shall prohibit or restrict you (or your attorney) without prior notice to Releasees from filing a charge, testifying, assisting, or participating in any manner in an investigation, or proceeding; responding to any inquiry; or making protected disclosures to, or otherwise communicating with, any administrative or regulatory agency or authority, including, but not limited to, the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Commodity Futures Trading Commission (CFTC), the Consumer Financial Protection Bureau (CFPB), the US Department of Justice (DOJ), the US Congress, any agency Inspector General, the Equal Employment Opportunity Commission

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(EEOC) and the National Labor Relations Board (NLRB). Pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

10.
Confidentiality. To the extent permitted by law, the parties agree not to disclose any claims that have been or could have been raised against Releasees or Executive, or the facts and circumstances underlying this Agreement, except they may make such disclosures: (a) to their immediate family, tax advisors, or taxing authorities, so long as such person or entity agrees to be bound by the confidential nature of this Agreement; (b) to their legal counsel; (c) pursuant to the order of a court; (d) while engaging in the activities referenced in Paragraph 10 of this Agreement; (e) as required by applicable law; and/or (f) for purposes of securing enforcement of the terms and conditions of this Agreement, should that ever be necessary.

11.
Section 409A. The Company may deduct or withhold from any compensation or benefits any applicable federal, state or local tax or employment withholdings or deductions resulting from any payments or benefits provided under this Agreement. In addition, it is the Company’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and this Agreement shall be interpreted, administered and operated accordingly. If under this Agreement an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). Notwithstanding anything to the contrary herein, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations. In no event may you, directly or indirectly, designate the calendar year of any payment under this Agreement. In the event the period of notice and payment referenced in Section 2 of this Agreement ends in the taxable year following your termination of employment, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code.

12.
No Admission. The parties agree that this Agreement shall not constitute or operate as an acknowledgment or admission of any kind by Releasees that they have violated any federal, state, local or municipal statute, regulation or common law, or breached any other legal obligation or duty Releasees have or ever had to you.

13.
Amendment; Successors. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators, including any corporation with which or into which the Company may be merged or which may succeed to its asserts or business. For the avoidance of doubt, the Executive’s death or disability shall not affect his continued eligibility (or that of his estate, as

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EXECUTION VERSION

applicable) to receive the Severance Benefits, subject to the terms and conditions of this Agreement.

14.
Waiver of Rights. No delay or omission by a party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

15.
Acknowledgement. By executing this Agreement, you affirm that you are competent and understand and accept the nature, terms and scope of this Agreement as fully resolving all differences and disputes between you and Releasees. Moreover, you acknowledge that by signing your name below you have read, understand and accept each of the terms of this Agreement, that you have had sufficient opportunity to review it, to consult with an attorney or other advisor (at your own expense), and have done so to the extent that you deem appropriate.

16.
Tax Acknowledgement. In connection with the payments and consideration provided to the Executive pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such payments and consideration under applicable law.  The Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the payments or benefits set forth in Paragraph 2 of this Agreement

17.
Entire Agreement. Except for the Employee Obligations Agreement, which shall remain in full force and effect, this is the entire Agreement between you and the Company. This Agreement may not be modified or canceled in any manner except by a writing signed by both you and an authorized Company official. You acknowledge that the Company has made no promises or representations to you other than those in this Agreement. It is not necessary that the Company sign this Agreement for it to become binding upon you. To the extent there is any conflict or inconsistency between any term of this Agreement and the Employee Obligations Agreement, the term which provides the greater benefit or protection to Releasees shall control.

18.
Jurisdiction and Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws. In the event that either party believes that the other party has breached this Agreement, Executive and the Company hereby agree that such dispute shall be submitted to JAMS for confidential and binding arbitration before a single arbitrator at JAMS’ offices in New York City, in accordance with JAMS’ Employment Arbitration Rules & Procedures. No claims may be arbitrated on a class or collective basis. Both Executive and the Company expressly waive any right to submit, initiate, or participate in a representative capacity, or as a plaintiff, claimant or member in a class action, collective action or other representative or joint action, regardless of whether the action is filed in arbitration or in court. Notwithstanding the foregoing, either you or the Company may seek injunctive relief in a lawsuit filed in a court of competent jurisdiction in order to prevent irreparable harm or preserve the status quo. Any award pursuant to said arbitration shall be accompanied by a written opinion of the arbitrator setting forth the reason for the award, including findings of fact and conclusions of law. The award rendered by the arbitrator shall be conclusive and binding upon the parties hereto, and judgment upon the award may be entered, and enforcement may be sought in, any court of competent jurisdiction. YOU UNDERSTAND THAT, ABSENT THIS AGREEMENT, YOU AND THE COMPANY WOULD HAVE THE

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RIGHT TO SUE EACH OTHER IN COURT, AND THE RIGHT TO A JURY TRIAL, BUT, BY THIS AGREEMENT, BOTH PARTIES GIVE UP THAT RIGHT.

19.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signatures of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. Executed originals transmitted electronically as PDF files (or their equivalent) shall have the same force and effect as signed originals.

20.	Recital Paragraphs. The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

21.
YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, UNDERSTAND IT, AND ARE VOLUNTARILY ENTERING INTO IT OF YOUR OWN FREE WILL, WITHOUT DURESS OR COERCION, AFTER DUE CONSIDERATION OF ITS TERMS AND CONDITIONS. YOU FURTHER ACKNOWLEDGE THAT EXCEPT AS STATED IN THIS AGREEMENT, NEITHER THE COMPANY NOR ANY REPRESENTATIVE OF THE COMPANY HAS MADE ANY REPRESENTATIONS OR PROMISES TO YOU. YOU FURTHER ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH COUNSEL OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT. YOU UNDERSTAND THAT WHETHER OR NOT YOU DO SO IS YOUR DECISION.

22.
Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

Executive provides this Agreement as of the current date and acknowledges that execution of this Agreement is in further consideration of Paragraph 2.a, to which Executive agrees you would not be entitled if you did not sign this Agreement.

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Executive must sign and return this Agreement to Shutterstock Inc., General Counsel or a similarly designated representative, 350 Fifth Avenue, 21st Floor, New York, NY 10118 no later than the close of business on the twenty-first (21st) day following receipt of this Agreement, or as extended, or irrevocably lose the right to receive the consideration detailed herein. Executive intends that this Agreement will become a binding agreement between Executive and the Company if you do not revoke your acceptance in seven (7) days.

Sincerely,
Shutterstock, Inc.

By: /s/ Stan Pavlovsky                    April 10, 2020
Stan Pavlovsky    Date

Read, Agreed to and Accepted:

/s/ Louis Weiss                         April 10, 2020
Louis Weiss                    Date

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EXHIBIT A

CONFIRMATION AND RELEASE

Reference is made to that certain Separation Agreement and General Release (the “Agreement”) by and among Shutterstock, Inc. (the “Company”) and Louis Weiss, dated as of [date]. Capitalized terms used but not defined in this Confirmation and Release (the “Confirmation”) shall have the meanings given to them in the Agreement.

By my signature below, I, Louis Weiss (“Executive”), and the Company, hereby acknowledge, agree to, and confirm each of the following:

1.	My employment with the Company ended on _______ [ ], 2020 (the “Separation Date”).

2.	As an express condition to my receipt of the Separation Benefits set forth in the Agreement, I must timely execute and deliver to the Company, and not revoke, a copy of this Confirmation.

3.
By executing this Confirmation, you, for yourself, your heirs, executors, administrators, trustees, legal representatives, successors and assigns (collectively referred to as “Releasors”), hereby forever release and discharge Shutterstock and any of its employees, officers, shareholders, investors, subsidiaries, joint ventures, affiliates, divisions, employee benefit and/or pension plans or funds, successors and assigns and any of their past, present or future directors, officers, attorneys, agents, trustees, administrators, employees, or assigns (whether acting as agents or in their individual capacities) (collectively referred to as “Releasees”), from any and all claims, demands, causes of action, contracts, suits, proceedings, debts, damages and liabilities, in law or equity, known or unknown, whether asserted or not, arising out of or relating to your employment by or performance of services for Shutterstock or the termination of such employment or services through the date of this Confirmation, including without limitation any claims relating to a wrongful, premature or discriminatory termination of your employment and/or any and all claims under any and all federal, state or local laws including, but not limited to the fair employment practice laws of all jurisdictions, states, municipalities and localities, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000 et seq., the Civil Rights Act of 1991, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1866, 42 U.S.C. §1981, the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993, the Genetic Information Non-Discrimination Act of 2008; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., the New York Executive Law, Article 15, §290 et seq., the New York State Labor Law, the New York City Human Rights law, the New York City Earned Sick Time Act; all as amended; and any claims relating to rights under federal, state or local laws prohibiting discrimination on the basis of race, color, creed, ancestry, national origin, age, sex, or other basis prohibited by law, and any other applicable federal, state or local laws or regulations. You expressly waive any and all entitlement you have now, to any relief, such as back pay (to the exclusion of any references in this Agreement), front pay, reinstatement, compensatory damages, punitive damages, as well as all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise including but not limited to tortious conduct), whether known or unknown, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or hereafter can, shall or may have arising out of your employment or separation from

EXECUTION VERSION

employment with Shutterstock against the Releasees up to and including the date of your execution of this Confirmation.

4.
Notwithstanding the foregoing, you will not release or discharge the Releasees from any of Shutterstock’s obligations to you under or pursuant to (1) the Agreement (or any benefit plans referenced therein), (2) any tax qualified pension plan of Shutterstock pertaining to vested and accrued benefits, or (3) any obligations of indemnification in your capacity as an employee, officer or director of the Company, whether under insurance policies, contract, Company by-laws or certification of incorporation or under applicable law.

5.
The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive from any and all claims arising out of acts undertaken by the Executive in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company through the date of this Confirmation; provided, however, that this release does not include any claims arising out of or related to any fraudulent, criminal, or willful misconduct by the Executive.

6.
I further acknowledge and confirm that, from the Separation Date in the Agreement until the date I execute this Confirmation, I have continued to be in compliance with my covenants under Section 9 of the Agreement, and that my continued compliance with all terms of the Agreement is an express condition to my receipt of the Separation Benefits. I expressly and specifically acknowledge that I have fully complied with Section 9.a of the Agreement, which requires me to promptly return to the Company as of the Separation Date all documents and other property in my possession belonging to the Company.

7.
I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, UNDERSTAND IT, AND AM VOLUNTARILY ENTERING INTO IT OF MY OWN FREE WILL, WITHOUT DURESS OR COERCION, AFTER DUE CONSIDERATION OF ITS TERMS AND CONDITIONS. I FURTHER ACKNOWLEDGE THAT EXCEPT AS STATED IN THIS AGREEMENT, NEITHER THE COMPANY NOR ANY REPRESENTATIVE OF THE COMPANY HAS MADE ANY REPRESENTATIONS OR PROMISES TO ME. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH COUNSEL OF MY CHOICE BEFORE SIGNING THIS AGREEMENT. I UNDERSTAND THAT WHETHER OR NOT I DO SO IS MY DECISION.

8.
No Admission. The parties agree that this Agreement shall not constitute or operate as an acknowledgment or admission of any kind by Releasees that they have violated any federal, state, local or municipal statute, regulation or common law, or breached any other legal obligation or duty Releasees have or ever had to you.

9.
Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

10.
Except as otherwise set forth in the Agreement or this Confirmation, this is the entire Agreement between you and the Company. This Confirmation may not be modified or canceled in any manner except by a writing signed by both you and an authorized Company official. You acknowledge that the Company has made no promises or representations to you other than those in this Agreement.

EXECUTION VERSION

This Confirmation may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
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This Confirmation and Release has been executed by the undersigned on the date set forth below.

___________________________        ____________________
Louis Weiss                Date

Shutterstock, Inc.

By: ________________________    ____________________
[Signatory]    Date